UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2008

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On September 9, 2008, The Progressive Corporation wrote down $324.7 million in securities that were determined to have had an “other-than-temporary” decline in market value as of August 31, 2008, including $278.2 million of Fannie Mae and Freddie Mac preferred and common stocks. When a security has an unrealized loss in fair value that is deemed to be other than temporary, the Company reduces the book value of the security to its current market value, recognizing the decline as a realized loss in the income statement. For August, the preferred stock portfolio was reduced $313.8 million, or 18% of the fair value, while common equities were reduced $10.9 million. These determinations primarily reflect the market-related issues associated with the disruption in the mortgage and other credit markets, which created a significant deterioration in both the valuation of the securities as well as our view of future recoverability of the valuation decline. In addition, on September 7, 2008, the U. S. Government placed Fannie Mae and Freddie Mac in conservatorship, which further solidified our decision that these securities were other-than-temporarily impaired. As of September 8, 2008, the Fannie Mae and Freddie Mac preferred stock securities generated $171.3 million of additional marked-to-market net losses, bringing their fair value to $38.0 million. The Company does not anticipate that these impairment charges will result in future cash expenditures by the Company.

For additional information, see the comments on page 7 of the Company’s Press Release attached hereto as Exhibit 99. An additional discussion of the Company’s “Critical Accounting Policy: Other-than-Temporary Impairment” can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Item 7.01 Regulation FD Disclosure.

On September 11, 2008, the Company issued a news release containing financial results for the Company and its subsidiaries for the month of, and year-to-date period ended, August 2008. A copy of the news release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2008

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch
Name:	Jeffrey W. Basch
Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description

(99)	99	News release dated September 11, 2008, containing financial results of The Progressive Corporation and its subsidiaries for the month of, and year-to-date period ended, August 2008.